UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2015
____________________

CollabRx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

44 Montgomery Street, Suite 800
San Francisco, CA 94104-4811
 (Address of Principal Executive Offices)

(415) 248-5350
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

CollabRx, Inc. ("the Company") announced that it received a letter from the NASDAQ Listing Qualifications Staff  indicating that, unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the "Panel"), the Company's securities would be delisted from The NASDAQ Capital Market due to the Company's non-compliance with NASDAQ Listing Rule 5550(b)(1) (the "Rule"). The Company intends to timely request a hearing before the Panel, at which hearing the Company will present its plan to evidence compliance with the Rule, which requires the Company to maintain a minimum of $2.5 million in stockholders' equity. The Company's common stock will continue to trade on The NASDAQ Capital Market under the symbol "CLRX" pending completion of the hearing process and the expiration of any extension period granted by the Panel.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.
99.1	Press Release, dated January 20, 2015, "CollabRx Receives NASDAQ Listing Determination: Intends to Request Hearing."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015	COLLABRX, INC.
	By:	/s/ Thomas R. Mika
	Name: Title:	Thomas R. Mika President and Chief Executive Officer